UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 4, 2010

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The Company has entered into a new employment agreement with James A. Rasulo and amended its employment agreement with Thomas O. Staggs.

Rasulo Agreement. The new employment agreement for Mr. Rasulo (the “Rasulo Agreement”) was entered into on January 4, 2010, is effective as of January 1, 2010 and has a stated term through January 31, 2015. Under the Rasulo Agreement, Mr. Rasulo will serve as Senior Executive Vice President and Chief Financial Officer of the Company.

The agreement provides that Mr. Rasulo will receive an annual salary of $1,400,000, commencing January 1, 2010, and that for each year thereafter the annual salary for Mr. Rasulo will be determined by the Company in its sole discretion but shall not be less than $1,400,000. The Rasulo Agreement provides that Mr. Rasulo is also eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) and that the Compensation Committee will set a target bonus each year of 200% of the annual base salary that is expected to be in effect at the end of the applicable fiscal year. The actual amount payable to Mr. Rasulo as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other senior executive officers of the Company. Depending on performance, the actual amount payable as an annual bonus to Mr. Rasulo may be less than, greater than or equal to the stated target bonus (and could be zero).

The Rasulo Agreement also provides that Mr. Rasulo is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to senior executive officers of the Company and that for each fiscal year during the term of the agreement, Mr. Rasulo will be granted a long-term incentive award having a target value equal to 300% of his expected fiscal year-end annual base salary; provided, however, that the Compensation Committee may adjust (i.e. reduce) the target award value of any award made in respect of any fiscal year based on its evaluation of Mr. Rasulo’s performance and/or any economic, financial and/or market conditions affecting the Company and/or any of its affiliated entities. The Compensation Committee may also increase the award value of any equity-based long-term incentive award based on its evaluation of Mr. Rasulo’s performance. These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other senior executives of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award, and do not guarantee Mr. Rasulo any minimum amount of compensation. The actual amounts payable to Mr. Rasulo in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Mr. Rasulo may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied and on the value of the Company’s stock.

Under the Rasulo Agreement, Mr. Rasulo is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company (other than the Company’s Family Income Assurance Plan).

Mr. Rasulo’s employment may be terminated by the Company for “cause,” which is defined to include gross negligence, gross misconduct, willful nonfeasance or a willful material breach of the Rasulo Agreement.

Mr. Rasulo has the right to terminate his employment for “good reason,” which is defined as (i) a reduction in any of his base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) his removal from the position of Senior Executive Vice President and Chief Financial Officer; (iii) a material reduction in his duties and responsibilities; (iv) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function as Senior Executive Vice President and Chief Financial Officer and any other position in which he is then serving; (vi) relocation of his principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vii) a material breach of any material provision of the agreement by the Company. Following a change in control of the Company, as defined in the Company’s 2005 Stock Plan, good reason also includes any event that is a triggering event as defined in the 2005 Stock Plan. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”

In the event that Mr. Rasulo’s employment is terminated by the Company without “cause” or by him for “good reason”, he will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the Rasulo Agreement, (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at the time of termination is also paid), and (iii) his outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if Mr. Rasulo’s employment had continued through the remaining term of the agreement will be eligible to vest at the same time and subject to the same performance conditions as though Mr. Rasulo continued in the Company’s employ, and all stock options, whether vested on date of termination or vesting thereafter as described above, shall vest and remain exercisable to the same extent as if Mr. Rasulo’s employment had continued through the term of the agreement. However, the Rasulo Agreement provides that, unless necessary to preserve the tax deductibility of the compensation payable in respect of restricted stock units, the Company will waive any performance conditions related to performance in future fiscal years that were imposed primarily to permit the Company to claim a tax deduction for the compensation payable in respect of such units.

To qualify for the foregoing cash severance benefit, pro-rated bonus (and prior-year bonus, if not already paid), opportunity to vest in unvested equity awards available under the Rasulo Agreement and extended exercisability of stock options following an involuntary termination by the Company without cause, or a termination by Mr. Rasulo for good reason, Mr. Rasulo must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after his termination (or, if less, for the remaining term of the Rasulo Agreement). Additionally, during the period of these consulting services,

Mr. Rasulo must also agree not to provide any services to entities that compete with any of the Company’s business segments.

If any payments to Mr. Rasulo would be subject to excise tax as a result of payments received upon termination following a change in control of the Company under federal income tax rules, the Company has agreed to pay him an additional amount to compensate for the incremental tax costs of such payments, provided that the maximum additional compensation payable to Mr. Rasulo for this purpose will not exceed $2,000,000.

The Rasulo Agreement contains covenants for the benefit of the Company relating to non-competition during the term of employment, protection of the Company’s confidential information, and non-solicitation of Company employees for one year following termination of his employment for any reason.

Amendment of Staggs Agreement. The amendment of Mr. Staggs’ employment agreement was entered into on January 7, 2010. Pursuant to the amendment, Mr. Staggs relinquished his position as Senior Executive Vice President and Chief Financial Officer of the Company effective as of January 1, 2010, and assumed the position of Chairman, Walt Disney Parks and Resorts Worldwide.

The amendment also provides that Mr. Staggs will continue to have the opportunity to earn an annual incentive bonus in accordance with the annual bonus plan of the Company as then generally applicable to the Company’s executive officers for fiscal 2010, and thereafter his opportunity to earn an annual incentive bonus will be in accordance with the bonus plan as then generally applicable to the most senior executives of the subsidiaries of the Company who have levels of responsibility comparable to that of Mr. Staggs. With regard to the Company’s equity-based long-term incentive program, Mr. Staggs will be entitled to participate in such program on substantially the same terms and conditions as generally apply to the most senior executives of the subsidiaries of the Company who have comparable levels of responsibility.

Mr. Staggs continues to be eligible for benefits generally made available to the senior executive officers of the Company to the same extent as if he had remained Senior Executive Vice President and Chief Financial Officer of the Company, except to the extent that doing so would result in non-compliance with ERISA rules or regulations or federal, state or local laws or the requirements for eligibility for tax-qualified status of any plan or program of the Company.

In connection with the amendment, Mr. Staggs’ employment agreement was assigned as of January 1, 2010, to Walt Disney Parks and Resorts Worldwide, an indirectly wholly-owned subsidiary of the Company.

Except as modified by the amendment, all of the terms and provisions of Mr. Staggs’ employment agreement (including, without limitation, the term of the Agreement, the amount of his base salary and the specified minimum target annual incentive bonus opportunity and minimum target award value for long-term equity-based awards, in each case as provided in his employment agreement prior to the amendment) remain in full force and effect.

*        *        *

The agreement of Mr. Rasulo and the amendment of Mr. Staggs’ agreement are attached as Exhibits 10.1 and 10.2 respectively to this Report and are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit 10.1	Employment Agreement, dated as of January 1, 2010, between the Company and James A. Rasulo

Exhibit 10.2	Amendment dated as of January 1, 2010 to Employment Agreement dated as of December 18, 2008, between the Company and Thomas O. Staggs

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ ROGER J. PATTERSON
Roger J. Patterson
Managing Vice President, Counsel
Registered In-House Counsel

Dated: January 8, 2010

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